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                                                                 Exhibit 23.1(a)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Applied Graphics Technologies, Inc. on Form S-4 of our report dated March 23, 1998, appearing in the Annual Report on Form 10-K of Applied Graphics Technologies, Inc. for the year ended December 31, 1997, and to the inclusion of our report in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

DELOITTE & TOUCHE
New York, New York
April 27, 1998